EXHIBIT 10.2

         AMENDMENT TO NATIONAL BEVERAGE CORP. SPECIAL STOCK OPTION PLAN


         The National Beverage Corp. Special Stock Option Plan (the "Plan") is hereby amended to increase the number of shares for which options my be granted under the Plan from 240,000 to 400,000.